Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-53327, No. 33-60069, and No. 333-86363) and Form
S-8 (No. 33-51817, No. 33-51821, No. 33-60037, No. 33-61703, No. 333-32185, No.
333-34004, No. 333-44358, No. 333-44360, No. 333-44362, No. 333-82573, and No.
333-85599) of E. I. du Pont de Nemours and Company of our report dated February 24, 2003, relating to the consolidated financial statements, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Two Commerce Square, Suite 1700
2001 Market Street
Philadelphia, Pennsylvania 19103
February 28, 2003